UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): December 14, 2004
                                                         -----------------


                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


            Minnesota                  000-50371               51-0467366
 (State or other jurisdiction of      (Commission            (IRS Employer
  incorporation or organization)      File Number)       Identification Number)


                                150 Motor Parkway
                         Hauppauge, New York 11788-5145
               (Address of principal executive offices) (zip code)


                                 (631) 232-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
        (Former name or former address, if changed since last report.)
                           ---------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     Amended and Restated Employment Agreement - John C. Prior

As previously reported on a Form 8-K filed by Curative Health Services, Inc. (the "Company") on November 16, 2004, John C. Prior became the Chief Operating Officer of the Company effective as of November 15, 2004. On December 17, 2004, as a result of Mr. Prior's appointment as the Chief Operating Officer, the Company entered into an Amended and Restated Employment Agreement with Mr. Prior, effective as of December 31, 2004. The amended agreement was substantially the same as his prior agreement, except for changes in his title and base salary, as well as the fact that the amended agreement was with the Company, as opposed to a wholly-owned subsidiary of the Company as was the case with the prior agreement. Mr. Prior's employment agreement, as amended and restated, is summarized below.

Under the amended and restated agreement, Mr. Prior is employed as the Company's Chief Operating Officer, subject to the direction of the Chief Executive Officer/President for an initial term of one year, with a compensation package including an initial base annual salary of $280,000 and the right to participate in the Company's Executive Bonus Compensation Program. Mr. Prior's employment agreement renews automatically for additional one-year periods upon the end of the initial term and each subsequent renewal term unless notice of termination is given at least three months prior to renewal. Mr. Prior's base salary is subject to annual review and increase by the Company's Board of Directors.

The Company may terminate Mr. Prior's employment agreement at any time with or without cause upon 30 days' prior written notice to Mr. Prior, and Mr. Prior may terminate his employment agreement at any time upon 30 days' prior written notice to the Company. In the event the Company terminates Mr. Prior's employment agreement without cause prior to a change of control or elects not to renew, Mr. Prior will be entitled to receive a lump sum severance payment equal to his then current base salary plus the arithmetic average of payments made to him pursuant to the Company's Executive Bonus Compensation Program with respect to the three years immediately preceding the fiscal year in which the date of termination occurs. In addition, to the extent not otherwise required under the Company's Stock Option Plan or any award agreement with Mr. Prior, any unvested Stock Option Awards that would have vested during the twelve-month period following the date of termination shall vest and become immediately exercisable in full upon such termination. If Mr. Prior's employment agreement is terminated (or not renewed) by the Company without cause or by Mr. Prior for good reason during the twelve-month period immediately following a change in control (or is terminated or not renewed prior to a change in control at the request or insistence of any person in connection with a change in control), Mr. Prior shall be entitled to a lump sum severance payment equal to the product of two times his then current annual base salary plus the arithmetic average of payments made to Mr. Prior pursuant to the Company's Executive Bonus Compensation Program with respect to the three fiscal years immediately preceding the fiscal year in which the date of termination occurs. In addition, to the extent not otherwise required under the Company's Stock Option Plan or any award agreement with Mr. Prior, any unvested Stock Option Awards held by Mr. Prior shall vest and become immediately exercisable in full upon such change of control termination. Mr. Prior's employment agreement also restricts him from competing with the Company under certain circumstances during his employment with the Company and for a period of two years thereafter.

     Restricted Stock Award Agreement - Thomas Axmacher

Effective December 14, 2004, the Company and Thomas Axmacher, Chief Financial Officer, are entering into a Restricted Stock Award Agreement, whereby the Company has granted Mr. Axmacher a restricted stock award of 60,000 shares of its Common Stock on that date. On December 14, 2005, the one-year anniversary date of the grant, one-third of the shares shall vest and the balance shall vest in equal installments thereafter on the last day of each of the eight successive three-month periods following December 14, 2005, provided, however, that no such shares shall vest unless prior to the respective vesting date, Mr. Axmacher shall have relocated to the Company's new corporate headquarters in Nashua, New Hampshire (except that in the event of a change of control of the Company, all of such shares shall vest and become immediately exercisable). The Company intends to file the agreement as an exhibit to its upcoming Form 10-K.

Item 2.05 Costs Associated with Exit or Disposal Activities

On December 14, 2004, the Company's Board of Directors authorized management to commit the Company to a plan to move its headquarters from Hauppauge, New York, to Nashua, New Hampshire. The Company anticipates that the consolidation of its corporate offices in Nashua will be completed within the next six to eight months. The Company will not be renewing its Hauppauge office lease which expires in 2005. The decision to exit the Company's headquarters in Hauppauge was made to decrease overall corporate costs and improve operating and management efficiencies. The Company anticipates that it will achieve annual savings of approximately $3.5 million upon completion of the headquarter consolidation and reduction in management and other corporate positions. The press release issued on December 20, 2004 announcing the move is filed as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The Company estimates its costs of moving furniture, fixtures and information systems at approximately $1.0 - $1.2 million, costs associated with personnel retention and severances at approximately $1.8 - $2.0 million, costs related to closing down its Hauppauge office and expanding its Nashua office at approximately $0.8 - $1.0 million and equipment write offs of approximately $0.2
- $0.4 million, for total estimated costs of approximately $3.8 - $4.6 million. Cash expenditures related to these costs are expected to be approximately $3.6 - $4.2 million. The Company expects to record charges related to the consolidation and reduction in management and other corporate positions in the fourth quarter of 2004 and subsequent quarters in 2005.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

     Exhibit No. Description of Exhibit
     ----------  -------------------------------------------------

       10.1 Amended and Restated Employment Agreement, effective as of December 31, 2004, by and between the Company and John C. Prior

       99.1 Press Release dated December 20, 2004 regarding the consolidation of the Company's corporate offices to Nashua, New Hampshire

Signature

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CURATIVE HEALTH SERVICES, INC.


Date:  December 20, 2004            By:  /s/ Thomas Axmacher
                                         -----------------------------------
                                             Thomas Axmacher
                                             Chief Financial Officer